UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2026

VISIUM TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	000-25753	87-0449667
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4094 Majestic Lane, Suite 360

Fairfax, Virginia 22033

(Address of principal executive offices, including zip code)

(703) 273-0383

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 14, 2026, the Board of Directors of Visium Technologies, Inc. (the “Company”), acting pursuant to Fla. Stat. §§ 607.0602 and 607.1006 and the Company’s governing documents, approved, adopted, and authorized the immediate filing with the Florida Department of State, Division of Corporations, of the Certificate of Designation of Series G Governing Preferred Stock (the “Series G CoD”). The Series G CoD constitutes an amendment to the Company’s Articles of Incorporation and establishes a new senior series ranking pari passu with Series AA Preferred Stock and senior to Series A Preferred Stock, Series B Preferred Stock, and all other classes and series of capital stock as to dividends, liquidation preference, redemption rights, and distributions.

The full text of the Series G CoD is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

On April 14, 2026, the Company issued Four shares of its Series G Governing Preferred Stock, par value $0.001 per share, to certain accredited investors who are existing Series AA Preferred Stock holders and/or affiliates of the Company, for aggregate nominal consideration. The issuance was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The recipients represented that they were accredited investors and acquired the securities for investment purposes only and not with a view to distribution.

Item 8.01. Other Events.

In connection with the foregoing, the Board adopted the Remediation Plan for the Company’s legacy Series A and Series B Preferred Stock (originally issued 2015–2016). The Board noted that the mandatory conversion date under Section III.B of the Series A and B Certificates of Designation (filed April 7, 2026 as Exhibits 3.1 and 3.2 thereto) has long passed without conversion, the shares remaining fully outstanding (13,992,340 Series A shares and 1,327,640 Series B shares) and subject to the previously adopted non-waivable conversion terms. The Plan requires production of the complete original 2015–2016 PPM, executed subscription documents, and verified proof of $0.25 per-share payment for validation or surrender. Qualifying holders may elect, during a 125-day voluntary window:

(i)	cash redemption at 25% of Series A stated value ($0.0625 per share; aggregate maximum $874,521) or $0.001 par/stated value for Series B ($0.001 per share; aggregate maximum $1,328), or
(ii)

(ii) exchange for 100 new unregistered shares of Common Stock per Series A share or one (1) new unregistered share of Common Stock per Series B share. Non-qualifying holders receive no consideration and remain subject to the production of the complete original 2015–2016 PPM, executed subscription documents, and verified proof of $0.25 per-share payment for validation or surrender. The actions address expired statutes of limitations and re-domiciliation/proof-of-payment deficiencies, are in the best interests of the Corporation and all shareholders, and fully satisfy the business judgment rule under Fla. Stat. §§ 607.0830–0831. The Company intends to commence a declaratory judgment/quiet-title action in Palm Beach County, Florida, confirming the validity of these actions. The Company has concluded, based on the passage of the mandatory conversion date without effectuation, the continuing non-waivable production of the complete original 2015–2016 PPM, executed subscription documents, and verified proof of $0.25 per-share payment for validation or surrender, the absolute veto rights of the newly designated Series G Preferred Stock, that the probability of any Series A or Series B conversion is remote. Accordingly, the shares are excluded from the diluted EPS computation pursuant to ASC 260-10-45-25 and ASC 260-10-45-48. This conclusion will be re-evaluated each reporting period and is subject to auditor concurrence. The fully-diluted impact of Series A/B remains unchanged from the October 7, 2025 Form 10-K and December 31, 2025 Form 10-Q; Series G has no dilutive effect.

2

The information in this Item 8.01 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

3.1	Certificate of Designation of Series G Governing Preferred Stock, dated April 14, 2026 (filed with Florida Department of State on April 14, 2026).

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISIUM TECHNOLOGIES, INC.

Date: April 16, 2026	By:	/s/ Mark Lucky
Mark Lucky
Chief Executive Officer

4